Exhibit 4.8

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 202[●] by and among (i) TH International Limited, a Cayman Islands exempted company (including any successor entity thereto, the “Company”), and (ii) the undersigned parties listed as “Investors” on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, on August 13, 2021, (i) Silver Crest Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), (ii) the Company and (iii) Miami Swan Ltd, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (the “Merger Sub”) entered into that certain Merger Agreement (as amended and restated after the date hereof, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters, (i) Merger Sub will be merged with and into SPAC (the “First Merger”), with SPAC surviving the First Merger as a wholly owned subsidiary of the Company, and (ii) SPAC will be merged with and into the Company (the “Second Merger”), with the Company surviving the Second Merger; and

WHEREAS, in connection with the execution of the Merger Agreement, the Investors (the “Lock-Up Investors”) entered into a lock-up agreement with the Company (each, as amended from time to time in accordance with the terms thereof, a “Lock-Up Agreement”), pursuant to which each such Lock-Up Investor agreed not to transfer its Company securities for a certain period of time after the Closing as stated in the Lock-Up Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Beneficial Owners” means Cartesian Capital Group, Tencent Holdings Limited, SCC Growth VI Holdco D, Ltd. and Eastern Bell International XXVI Limited.

“Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City, the Cayman Islands, Hong Kong or the PRC (as defined in the Merger Agreement) are authorized or required by law to close.

“Closing” is defined in the recitals to this Agreement.

“Company” is defined in the preamble to this Agreement, and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Disinterested Independent Director” means an independent director serving on the Company’s board of directors at the applicable time of determination that is disinterested in this Agreement (i.e., such independent director is not an Investor, an affiliate of an Investor, or an officer, director, manager, employee, trustee or beneficiary of an Investor or its affiliate, nor an immediate family member of any of the foregoing).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“First Merger” is defined in the recitals to this Agreement.

“Form S-3” and “Form F-3” mean such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Government Entity” means any foreign or domestic governmental authority, agency, instrumentality, bureau, court, board, commission, tribunal, subdivision or other body of any federal, state, local, regional, or municipal government, any commercial or similar entities that the government controls or owns (whether partially or completely), including any state-owned and state-operated companies or enterprises, any international organizations such as the United Nations or the World Bank, and any political party.

“Holder” means any Person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with this Agreement.

“Holder Information” means such information and affidavits as the Company reasonably requests for use in connection with any Registration.

“Investor(s)” is defined in the preamble to this Agreement, and include any transferee of the Registrable Securities (so long as they remain Registrable Securities) of an Investor permitted under this Agreement and with respect to a Lock-Up Investor, its Lock-Up Agreement.

“Joinder” is defined in Section 5.2 to this Agreement.

“Law” means all federal, state, foreign, local civil and common law, statute, subordinate legislation, treaty, regulations, directive, decision, by-law, ordinance, rule, code, order, decree, injunction or judgment of any Government Entity.

“Lock-Up Agreement” is defined in the recitals to this Agreement.

“Lock-Up Investor” is defined in the recitals to this Agreement.

“Merger Agreement” is defined in the recitals to this Agreement.

“Merger Sub” is defined in the recitals to this Agreement.

“Person” means (i) any individual, firm, company, corporation or other body corporate, unincorporated organization, joint venture, association, organization, trust or partnership, works council or employee representative body, a division or an operating group of any of the foregoing or any other entity or organization, including any Government Entity (whether or not having separate legal personality); and (ii) that Person’s legal personal representatives, successors, permitted assigns and permitted nominees in any jurisdiction and whether or not having separate legal personality but only if such successors, permitted assigns and permitted nominees are not prohibited by this Agreement.

“Ordinary Shares” means the ordinary shares of the Company.

“Register,” “registered” and “registration” mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” means (i) any Ordinary Shares held by the Investors as of the date of this Agreement or hereafter by the Beneficial Owners, either of record or beneficially, issued or issuable upon conversion, exchange or exercise of any other Securities of the Company (including Ordinary Shares issued or issuable upon the exercise of the SPAC Private Placement Warrants); (ii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other Security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Securities of the Company described in clause (i) of this definition; and (iii) any other Ordinary Shares owned or hereafter acquired by any Investor or Beneficial Owner in its capacity as an affiliate of the Company (as defined in Rule 144). Notwithstanding the foregoing, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such securities are freely saleable under Rule 144 without limitation, including with respect to volume, manner of sale and the availability of current public information. Notwithstanding anything to the contrary contained herein, a person shall be deemed to be an “Investor holding Registrable Securities” (or words to that effect) under this Agreement only if they are an Investor or a transferee of the applicable Registrable Securities (so long as they remain Registrable Securities) of any Investor permitted under this Agreement and the Lock-Up Agreement.

“Registrable Securities Then Outstanding” means the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding.

“Registration Statement” means a registration statement filed by the Company with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4, F-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Second Merger” is defined in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Securities” means any shares, stocks, debentures, funds, bonds, notes or any rights, warrants, options or interests in respect of any of the foregoing or any other derivatives or instruments having similar economic effect.

“SPAC” is defined in the recitals to this Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2.             REGISTRATION RIGHTS.

2.1           Demand Registration.

2.1.1        Request by Holders. If the Company at any time after six (6) months following the consummation of the Closing, receives a written request from the Holders of at least five (5%) of the Registrable Securities Then Outstanding (the “Demanding Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.1, then the Company shall, no later than ten (10) Business Days after the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders (including other shareholders) who so request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) calendar days after receipt of the Request Notice, subject only to the limitations of this Section 2.1.

2.1.2        Underwriting. If the Holders initiating the registration request under this Section 2.1 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in subsection 2.1.1. In such event, the right of any Holder to include Registrable Securities in such registration will be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.1, if the one or more underwriters advise the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each Holder requesting registration (including the Initiating Holders); on the condition that the number of shares of Registrable Securities to be included in such underwriting and registration will not be reduced unless all other Securities are first entirely excluded from the underwriting and registration. If any Holder disapproves of the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the one or more underwriters, delivered prior to the filing of the “red herring” prospectus related to such offering. Any Registrable Securities excluded and withdrawn from such underwriting will be withdrawn from the registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its Securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

2.1.3        Maximum Number of Demand Registrations. Other than as contemplated by Section 2.1.6, the Company shall be obligated to effect only two (2) such registrations pursuant to this Section 2.1 so long as such registrations have been declared or ordered effective.

2.1.4        Deferral. Notwithstanding anything to the contrary contained herein, the Company will not be required to effect a registration pursuant to this Section 2.1: (i) during the period starting with the date thirty (30) calendar days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) calendar days following the effective date of, a Company-initiated registration subject to Section 2.2 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (ii) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 or Form F-3 pursuant to Section 2.3 below; or (iii) if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.1 a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) calendar days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period, and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such ninety (90) calendar day period (other than a registration relating solely to the sale of securities of participants in an employee benefit plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act).

2.1.5        Expenses. The Company shall bear all expenses incurred in connection with any registration pursuant to this Section 2.1, including without limitation all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and disbursements of one legal counsel for the selling Holders (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders). Each Holder participating in a registration pursuant to this Section 2.1 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding any of the foregoing provisions, the Company will not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case the participating Holders requesting for the withdrawal shall bear such expenses), unless all of the Holders of the Registrable Securities agree to forfeit their right to one demand registration pursuant to this Section 2.1; on the condition, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the conditions, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders will not be required to pay any of such expenses and will retain their rights pursuant to this Section 2.1.

2.1.6        Shelf Registration. The Company shall file within forty-five (45) calendar days of the Closing, and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter (but no later than the earlier of (a) the ninetieth (90th) day following the filing date thereof if the SEC notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review), a Registration Statement for a shelf registration on Form S-1 or Form F-1 (the “Form S-1 or Form F-1 Shelf”) or, if the Company is eligible to use a Registration Statement on Form S-3 or Form F-3, a shelf registration on Form S-3 or Form F-3 (the “Form S-3 or Form F-3 Shelf” and together with the Form S-1 or Form F-1 Shelf, each a “Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 or Form F-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 or Form F-1 Shelf (and any subsequent Shelf) to a Form S-3 or Form F-3 Shelf as soon as practicable after the Company is eligible to use Form S-3 or Form F-3. Notwithstanding anything to the contrary herein, to the extent there is an active Shelf under this Section 2.1.6 covering an Investor’s or Investors’ Registrable Securities, and such Investor or Investors qualify as Demanding Holders pursuant to Section 2.1.1 and wish to request an underwritten offering from such Shelf, such underwritten offering shall follow the procedures of Section 2.1 but such underwritten offering shall be made from the Shelf and shall count against the number of long form Demand Registrations that may be made pursuant to Section 2.1.1. The Company shall have the right to remove any Persons no longer holding Registrable Securities from the Shelf or any other shelf registration statement by means of a post-effective amendment. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a new Shelf and cause the same to become effective as soon as practicable after such filing and such Shelf shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Holders.

2.2           Piggy-Back Registration.

2.2.1        Piggy-Back Rights. The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) calendar days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.1 or Section 2.3, any employee benefit plan, any corporate reorganization or transaction under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, no later than 18 calendar days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice must indicate the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

2.2.1        Right to Terminate Registration. The Company may terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration, regardless of whether any Holder has elected to include securities in such registration. The Company shall bear all expenses of such withdrawn registration in accordance with Section 2.1.1(d).

2.2.2        Underwriting. If a registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.2 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the one or more managing underwriters determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the one or more managing underwriters may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, if applicable, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder (or such other proportions as agreed among all the selling Holders); except that the right of the one or more underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below 25% of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer, consultant or director of the Company (or any subsidiary of the Company), will first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the one or more underwriters, delivered prior to the filing of the “red herring” prospectus related such offering. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such entities and individuals.

2.2.3        Expenses. All expenses incurred in connection with any registration pursuant to this Section 2.2, including without limitation all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and disbursements of one legal counsel for the selling Holders (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders), shall be borne by the Company.

2.2.4        Not Demand Registration. Registration pursuant to this Section 2.2 will not be deemed to be a demand registration as described in Section 2.1 above. Except as otherwise provided herein, there will be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.2.

2.3           Form S-3 or Form F-3 Registration.

2.3.1        If the Company receives from any one or more Holder of Registrable Securities Then Outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will (i) promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; (ii) and use commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given no later than fourteen (14) calendar days after the Company provides the notice contemplated by this section 2.3.1; except that the Company will not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

(a)	if Form S-3 or Form F-3 is not available for such offering by the Holders;

(b)	if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$1,000,000;

(c)	if the Company furnishes the Holders with a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the board of directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration to be effected at such time, in which event the Company may defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than ninety (90) calendar days after receipt of the request of the Holder or Holders under this Section 2.3; except that the Company shall not (i) exercise this right more than once in any twelve (12) month period; and (ii) register any securities for the account of itself or any other shareholder during any such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in an employee benefit plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act);

(d)	if the Company has, during the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act pursuant to the provisions of this Section 2.3 and such registrations have been declared or ordered effective; or

(e)	during the period starting with the date thirty (30) calendar days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) calendar days following the effective date of a Company-initiated registration subject to Section 2.2, so long as the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective.

2.3.2        Expenses. The Company shall bear all expenses incurred in connection with any registration pursuant to this Section 2.3, including without limitation all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and disbursements of one legal counsel for the selling Holders (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders). Notwithstanding any of the foregoing provisions, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case the participating Holders requesting for the withdrawal shall bear such expenses), except that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders will not be required to pay any of such expenses and will retain their rights pursuant to this Section 2.3.

2.3.3        Underwriting. If the Holders requesting registration on Form S-3 or Form F-3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, such Holders shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3.1. The provisions of Section 2.1 will apply to such a request (with the substitution of this Section 2.3 for references to Section 2.1). Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders requesting registration on Form S-3 or Form F-3.

2.3.4        Not Demand Registration. Form S-3 or Form F-3 registrations will not be deemed to be demand registrations as described in Section 2.1. Except as otherwise provided herein, there will be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.

3.             REGISTRATION PROCEDURES.

3.1           Filings; Information. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

3.1.1        Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective.

3.1.2        Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

3.1.3        State Securities Laws Compliance. Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as is reasonably requested by the Holders, but the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

3.1.4        Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or free writing prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or free writing prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

3.1.5        Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the one or more underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of each of the Company’s United States securities counsel and the local counsel which are representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort letter”, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

3.1.6        Exchange. Cause all such Registrable Securities registered pursuant to this Agreement to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed.

3.1.7        CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

3.2           Holder Information. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration if the Company determines, based on the advice of counsel, that such information is necessary to effect the Registration and such Holder continues thereafter to withhold such information. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.2 shall not affect the registration of the other Registrable Securities to be included in such Registration.

4.             INDEMNIFICATION AND CONTRIBUTION.

4.1           Indemnification by the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or free writing prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and the Company shall reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; except that the indemnity agreement contained in this Section 4 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent cannot be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

4.2           Indemnification by Investors Holding Registrable Securities. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of the Holder’s directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 4.2 for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall a Holder’s liability pursuant to this Section 4.2, when combined with the amounts paid or payable by such Holder pursuant to Section 4.4 below, exceed the proceeds from the offering received by such Holder (net of underwriter discounts and commissions and any expenses paid by such Holder).

4.3           Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 4 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.

4.4           Contribution. If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 4.2, shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 4.4, when combined with the amounts paid or payable by such Holder pursuant to Section 4.2, exceed the proceeds from the offering received by such Holder (net of underwriter discounts and commissions and any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.5           Survival. The obligations of the Company and Holders under this Section 4 will survive the completion of any offering of Registrable Securities in a registration statement under this Section 4 and otherwise.

4.6           The obligations of the parties under this Section 4 shall be in addition to any liability which any party may otherwise have to any other party.

5.             MISCELLANEOUS

5.1           No Registration Rights to Third Parties. Without the prior consent of the Holders of a majority of the Registrable Securities Then Outstanding, the Company shall not grant, and shall not cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Agreement, or otherwise) relating to any Securities of the Company, other than rights that are subordinate in right to each Investor.

5.2           Third-Party Beneficiaries; Joinder. Each Beneficial Owner shall be a third-party beneficiary of this Agreement. If any Beneficial Owner becomes a direct shareholder of the Company, such Beneficial Owners shall become a party to this Agreement and be entitled to and be bound by all the rights and obligations as a Holder by executing a joinder to this Agreement in the form of Exhibit A attached hereto (each, a “Joinder”). Upon the execution and delivery of a Joinder by such Beneficial Owner, such Beneficial Owner shall be deemed as a Holder.

5.3           Assignment. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part, unless the Company first provides Investors holding Registrable Securities at least ten (10) Business Days prior written notice; provided that no assignment or delegation by the Company will relieve the Company of its obligations under this Agreement unless the Investors holding a majority-in-interest of the Registrable Securities provide their prior written consent, which consent must not be unreasonably withheld, delayed or conditioned. This Agreement and the rights, duties and obligations of an Investor holding Registrable Securities hereunder may be freely assigned or delegated by such Investor in conjunction with and to the extent of any transfer of Registrable Securities by such Investor which is not prohibited by such Investor’s Lock-Up Agreement; provided that no assignment by any Investor of its rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investors or of any assignee of the Investors. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 5.3.

5.4           Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, to the fullest extent permitted by law, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action, claim or suit in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.

5.5           Reports under the Exchange Act. the Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Investors holding Registrable Securities may reasonably request, all to the extent required from time to time to enable such Investors to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

5.6           Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.7           Entire Agreement. This Agreement (together with the Merger Agreement and the Lock-Up Agreements to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any other ancillary document.

5.8           Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

5.9           Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of the Company (after the Closing by a majority of the Disinterested Independent Directors) and Investors holding a majority-in-interest of the Registrable Securities; provided, that any amendment or waiver of this Agreement which affects an Investor in a manner materially and adversely disproportionate to other Investors will also require the consent of such Investor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.10         Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.11         Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK IN NEW YORK COUNTY SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR SUCH DOCUMENTS THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.15 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

5.12         WAIVER OF TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.12.

5.13         Authorization to Act on Behalf of the Company. The parties acknowledge and agree that from and after the Closing, the Disinterested Independent Directors, by vote, consent, approval or determination of a majority of the Disinterested Independent Directors, is authorized and shall have the sole right to act on behalf of the Company under this Agreement, including the right to enforce the Company’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that an Investor serves as a director, officer, employee or other authorized agent of the Company, such Investor shall have no authority, express or implied, to act or make any determination on behalf of the Company in connection with this Agreement or any dispute or Action with respect hereto.

5.14         Termination of Merger Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

5.15         Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the addresses provided under such party’s signature page hereto (or at such other address for such party as shall be specified by like notice).

5.16         Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties have caused this Seller Registration Rights Agreement to be executed and delivered as of the date first written above.

Company:

TH INTERNATIONAL LIMITED

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Investor:

[INVESTOR]

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Exhibit A to Registration Rights Agreement}

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Investor:

[INVESTOR]

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Registration Rights Agreement}

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Investor:

[INVESTOR]

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Registration Rights Agreement}

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Investor:

[INVESTOR]

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Registration Rights Agreement}

EXHIBIT A

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of _____, 2021 (as amended, modified and waived from time to time, the “Registration Agreement”) by and among TH International Limited, a Cayman Islands exempted company (including any successor entity thereto, the “Company”), and the other parties named as parties therein (including pursuant to other Joinders). Capitalized terms used herein shall have the meaning set forth in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a Holder and the undersigned’s ________ Ordinary Shares of the Company will be deemed for all purposes to be Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ____ day of _____, 20__.

Signature

By:
Name:
Title:

Agreed and Accepted as of

______, 20___:

TH INTERNATIONAL LIMITED

By:
Name:
Title:

{Exhibit A to Registration Rights Agreement}